KINGSTONE

FOR IMMEDIATE RELEASE

Kingstone Adds Board Observer

KINGSTON, N.Y.--(BUSINESS WIRE)-- Kingstone Companies, Inc. (Nasdaq: KINS) (the “Company” or “Kingstone”), a Northeast regional property and casualty insurance holding company, today announced that it has entered into an Agreement (the “Agreement”) with Gregory Fortunoff, its largest individual shareholder, who along with his brother and other family members owns more than 9% of the outstanding Kingstone shares. Under the terms of the Agreement, Mr. Fortunoff will serve as an Observer to Kingstone’s Board of Directors on an unpaid basis, effective on March 6, 2023. In this role, Mr. Fortunoff will be entitled to participate in all Board meetings in a non-voting capacity and have the opportunity to provide his perspective on relevant matters.

Tim McFadden, Director and Chair of Kingstone’s Nominating and Corporate Governance Committee, added, “Our Board is highly engaged and focused on best positioning Kingstone to navigate ongoing macroeconomic challenges and the shifting competitive insurance landscape, with the goal of delivering sustainable, long-term growth and value creation. As we continue this important work, we look forward to benefitting from Gregory’s perspective as an independent shareholder.”

“Today I am happy to report that I will be joining the Board of Kingstone Companies as an Observer,” said Mr. Fortunoff. “I was offered a full board membership, but after speaking with my advisors we agreed that the Observer designation would be the fastest way for me to engage as a board member and work with management. Prior to making the decision to accept the Board offer from the Company, I spent time with the key members of management and some Board members. It has become clear to me that many of the assumptions I made, which led to my harsh criticism of the Board and management, were off base. I now feel extremely confident that the Board and management are fully aligned with all of the independent shareholders in their quest to enhance the value of our Company.”

The full Agreement, including further details on customary standstill, voting, and other provisions, will be filed on a Form 8-K with the SEC.

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company (“KICO”). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO offers primarily personal lines insurance products in New York, New Jersey, Rhode Island, Massachusetts, and Connecticut. Kingstone is also licensed in Pennsylvania, New Hampshire and Maine.

Forward-Looking Statements

Statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 filed with

the Securities and Exchange Commission under "Factors That May Affect Future Results and Financial Condition" and Part I, Item 2 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended September 30, 2022 filed with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, the following:

- As a property and casualty insurer, we may face significant losses from catastrophes and severe weather events.
- Unanticipated increases in the severity or frequency of claims may adversely affect our operating results and financial condition.
- We are exposed to significant financial and capital markets risk which may adversely affect our results of operations, financial condition and liquidity, and our net investment income can vary from period to period.
- The insurance industry is subject to extensive regulation that may affect our operating costs and limit the growth of our business, and changes within this regulatory environment may adversely affect our operating costs and limit the growth of our business.
- Changing climate conditions may adversely affect our financial condition, profitability or cash flows.
- Because a significant portion of our revenue is currently derived from sources located in New York, our business may be adversely affected by conditions in such state.
- We are highly dependent on a relatively small number of insurance brokers for a large portion of our revenues.
- Actual claims incurred may exceed current reserves established for claims, which may adversely affect our operating results and financial condition.
- We rely on our information technology and telecommunication systems, and the failure of these systems could materially and adversely affect our business.

Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Arielle Rothstein / Kaitlin Kikalo
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449